                            ASSET PURCHASE AGREEMENT
                            ------------------------



     This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 15th day of May, 1998, by and between United Grocers, Inc., an Oregon business corporation (the "Seller"), and Smart & Final Inc., a Delaware corporation (the "Buyer").

                                    RECITALS
                                    --------

     A. Seller through its United Grocers Cash and Carry operating division ("UGCC") is engaged in the ownership and operation of wholesale grocery warehouse outlets, operated on a cash-and-carry basis, open only to institutional customers for the sale of produce, dry grocery, fresh and smoked meats, deli, frozen meats and foods and other related food products in Washington, Oregon, Idaho and northern California (the "Business"), and is interested in selling substantially all of the Business and assets of UGCC. Seller also operates a separate division that is engaged in the wholesale distribution and sale of various food products and dry goods to grocery stores. The parties understand, acknowledge, and agree that the transaction contemplated by this Agreement relates only to UGCC's Business assets and certain of its liabilities as set forth below, and does not include any other assets or liabilities of Seller.

     B. Buyer desires to purchase and Seller desires to sell substantially all of UGCC's Business and assets on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   PURCHASE AND SALE OF ASSETS.
          ---------------------------

          1.1  Transfer of Purchased Assets.  In consideration of the payment of
               ----------------------------
the purchase price set forth in Section 1.6 below, Seller shall sell, assign and deliver to Buyer on the Closing Date (as defined in Section 2.1 below), free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, fixed or contingent, except as otherwise set forth or identified herein, and except for the Assumed Liabilities (as defined in Section 1.3 below), and Buyer shall purchase and accept, all assets, properties, rights, titles and interests of every kind and nature owned or leased by Seller and used in connection with the Business, as specified in this Agreement, as of the Financials Date (as defined below), whether tangible or intangible, real or personal, and wherever located and by whomever possessed (the "Purchased Assets"), including, without limitation, the following assets used exclusively in connection with the Business, but excluding the Excluded Assets (as defined in Section 1.2 below):

               (a) all till cash of Seller which relates to UGCC, the Business or the Purchased Assets;

               (b) all accounts receivable of Seller, whether or not evidenced by a note, which relate directly to UGCC, the Business or the Purchased Assets, which accounts receivable, as of April 30, 1998, the aging thereof, and the amount of the reserves carried on the books and records of UGCC for bad debts with respect thereto (the "Bad Debt Reserve"), are more specifically set forth on attached Schedule 1.1(b);
                                                       ---------------

          (c) all prepayments, security deposits, prepaid taxes and expenses, credits and deferred charges of Seller which relate directly to UGCC, the Business or the Purchased Assets;

          (d) all of Seller's interest in any leases (the "Leases") for the real properties more particularly described on Schedule 1.1(d) to this Agreement (the
                                          ---------------
"Leased Properties"), other than the Yuba City lease;

          (e) all of Seller's interest in the real properties more particularly described on Schedule 1.1(e) to this Agreement (collectively, the "Owned
             ---------------
Properties"). The Leased Properties and the Owned Properties are hereinafter collectively referred to as the "Properties;"

          (f) all raw materials, packaging, spare parts, work-in-process, finished goods, inventories and supplies owned by Seller which directly relate to UGCC, the Business or the Purchased Assets and located at the Properties;

          (g) all machinery, equipment, computers, software, telephone systems, furniture, automobiles, trucks, tractors, trailers, vehicles and other tangible personal property owned by Seller which directly relate to UGCC, the Business or the Purchased Assets and located at the Properties;

          (h) the exclusive license to utilize those trade names and trademarks identified on Schedule 1.1(h) and all goodwill incident thereto, and the non-
              ---------------
exclusive right to use the name "United Grocers" and any variant thereof for a period of five (5) years from the Closing Date, all pursuant to the terms of the License Agreement in the form of Exhibit A attached hereto;
                                 ---------

          (i) all rights of Seller under the contracts, agreements, orders, leases, licenses and arrangements more particularly described on Schedule 1.1(i)
                                                                 ---------------
to this Agreement, to the extent assignable;

          (j) all rights of Seller under all permits, licenses, variances, approvals and other authorizations obtained from foreign, federal, state or local governments or governmental agencies or other similar rights necessary to the operation or ownership of UGCC, the Business or the Purchased Assets, to the extent such exist and are assignable;

          (k) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature directly relating to UGCC, the Business or the Purchased Assets, to the extent such exist and are assignable;

          (l) all insurance, warranty and condemnation proceeds received after the Closing Date hereof with respect to damage, non-conformance or loss to UGCC, the Business or the Purchased Assets;

          (m) all books, ledgers, files, documents, correspondence, brochures, lists, studies, reports, data, business records and other printed or written materials (including, without limitation, records pertaining to past and current customer accounts, suppliers, distri-butors, personnel and agents) directly relating to UGCC, the Business or the Purchased Assets, as such items existed on the Financials Date, up to and through the Closing Date;

          (n) subject to Section 5.3 below, all rights to receive mail and other communications addressed to Seller or UGCC (including, without limitation, the payments for accounts or notes receivable) that relate exclusively to UGCC, the Business or the Purchased Assets;

          (o) all rights, title and interests in and to all confidential business and technical information, trade secrets and proprietary rights directly relating to UGCC, the Business or the Purchased Assets; and

          (p) the Business and all goodwill associated therewith.

      1.2  Excluded Assets.  Notwithstanding the foregoing, the following
           ---------------
assets are expressly excluded from the purchase and sale contemplated hereby (the "Excluded Assets") and, as such, are not included in the Purchased Assets:

           (a) any and all other assets or property of Seller, whether tangible or intangible, real or personal;

           (b) Seller's  rights under or pursuant to this Agreement;

           (c) all minute books, stock books, corporate seal and other corporate records and property of any kind or character that relate exclusively to Seller's organization, existence and capitalization;

           (d) all contracts, agreements, orders, leases, licenses and arrangements which are not expressly specified to be assumed by the Buyer or which are not transferable to Buyer;

           (e) all claims, insurance, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature other than those described in Section 1.1(k);

           (f) the right to receive mail and other communications addressed to Seller that relate exclusively to the Excluded Assets or the Excluded Liabilities;

           (g) shares of Seller held in its treasury;

           (h) all personnel records of Seller, and all other records which Seller is required by law to retain in its possession;

           (i) all claims for refund of taxes and other governmental charges of whatever nature for all periods prior to the Closing Date;

           (j) all rights and funds in connection with retirement, employee benefits and similar plans; and

           (k) any assets expressly designated in Schedule 1.2(k) as
                                                  ---------------
Excluded Assets.

          1.3  Limited Assumption of Liabilities.  Subject to the terms and
               ---------------------------------
conditions of this Agreement, from and after the Closing Date, Buyer shall assume and agree promptly to pay, defend, discharge and perform as and when due only the following specific liabilities and obligations of Seller which relate exclusively to UGCC or the Business (the "Assumed Liabilities") from the first day after the Closing Date and thereafter, subject to certain limitations and rights as are set forth in Section 1.5 below:

               (a) all liabilities and obligations under the contracts, agreements, orders, leases (including tenant improvement construction contracts for the Chico, San Francisco and San Jose stores, subject to Seller's obligation to reimburse Buyer at the Closing in an amount equal to $1,200,000, less the aggregate amount of the expenses paid by Seller for tenant improvements and equipment for the Chico, San Francisco and San Jose stores), licenses and arrangements expressly assumed by and transferred to Buyer on the Closing Date, but excluding any liabilities or obligations relating to or arising out of (i) any breach or default (other than any breach or default caused or contributed to by any act or omission of Buyer to the extent so caused or contributed to) occurring thereunder on or prior to the Closing Date, or (ii) any violation of law, tort or infringement occurring with respect thereto on or prior to the Closing Date (other than any such violation, tort or infringement caused or contributed to by any act or omission of Buyer to the extent so caused or contributed to);

               (b) Seller will remain responsible for, and shall pay as and when due, all accounts payable arising with respect to Seller's purchase of merchandise relating to the Business. As consideration therefor, Buyer shall pay to Seller the sum of Six Million Dollars ($6,000,000), payable without interest in two (2) equal installments, the first of which shall be due and payable on or before the thirtieth (30th) day following the Closing Date, and the second shall be due and payable on or before the sixtieth (60th) day following the Closing;

               (c) all transfer fees due as a result of the assignment to Buyer of the MEI software systems;

               (d) the cost of restoring Seller's Yuba City premises to "vanilla shell" condition, with utilities capped, floor holes filled with concrete, interior ceilings and walls patched, and the premises delivered in broom-clean condition; and

               (e) notwithstanding any other provision in this Agreement to the contrary, any and all liabilities of the Business which arise after the Closing Date.

          1.4  Excluded Liabilities.  Notwithstanding anything to the contrary
               --------------------
contained in this Agreement and regardless of whether such liability or obligation is disclosed herein or on any Exhibit or Schedule hereto, Buyer shall not assume or in any way be responsible or liable for any other liabilities or obligations of Seller or any other liabilities or obligations whatsoever related to UGCC, or the operation of the Business, or the condition of the Purchased Assets at any time on or prior to the Closing Date (the "Excluded Liabilities"), except for such liabilities and obligations of Seller as are to be expressly assumed by Buyer pursuant to Section 1.3 above, and, further, except for possible liability to Seller resulting from any failure by Buyer to resolve for the benefit of Seller the Teamsters' claims pursuant to Article 3 of the Master Labor Agreement (Successor Employer and Transfer of Rights). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, without limitation:

          (a) all obligations, commitments or liabilities of or claims against Seller , arising out of or in connection with the transfer and sale of the Purchased Assets hereunder;

          (b) all liabilities and obligations for transfer or sales taxes and documentary fees imposed by virtue of the transfer and sale of the Purchased Assets hereunder;

          (c) all liabilities and obligations for any damage or injury to person or property arising from the ownership, possession or use of any products manufactured or sold by Seller on or prior to the Closing Date;

          (d) all liabilities and obligations arising from the operation of the Business on or prior to the Closing Date not otherwise assumed by Buyer in connection with any law, statute, rule, regulation, order or decree of any foreign, federal, state or local governmental or regulatory authority (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment); and

          (e) all liabilities and obligations of Seller whatsoever not expressly assumed by Buyer in accordance with Section 1.3 above, at the Closing Date.

          Nothing in this Section 1.4 shall preclude Seller from contesting any Excluded Liabilities, so long as such contest does not prejudice any of Buyer's rights under this Agreement.

      1.5  Uncollected Receivables.  Buyer shall use good faith and
           -----------------------
reasonable diligence in seeking to collect all accounts receivable. Any payments received from any debtor shall be applied first to the oldest outstanding principal balance for such debtor. Buyer shall make its relevant financial records available to Seller at reasonable times and upon reasonable notice for purposes of auditing the accounts receivable collected by Buyer. If, despite its best efforts to collect the accounts receivable, Buyer is unable to collect and realize upon such accounts receivable to such extent as results in a breach of the warranty and representation set forth in Section 3.7, and, as a consequence of such breach, Seller indemnifies Buyer pursuant to Section 9.2, then and to the extent of such indemnification, and at Seller's request, Buyer shall assign any and all such uncollectible accounts receivable back to Seller, and Seller shall have all rights to collect such accounts receivable or otherwise to realize thereon for Seller's own account and without obligation to account to Buyer.

      1.6  Purchase Price.  The total purchase price (the "Purchase Price")
           --------------
for the Purchased Assets to be acquired by Buyer on the Closing Date is (i) the assumption of certain liabilities as described in Section 1.3 above, and (ii) payment of the sum of Sixty Million Dollars ($60,000,000.00) in cash and a promissory note (the "Promissory Note"), as follows:

          (a) Forty Two Million Five Hundred Thousand Dollars ($42,500,000.00) payable by wire transfer of immediately available funds to Seller's account at the Closing;

          (b) Seventeen Million Five Hundred Thousand Dollars ($17,500,000), to be evidenced by a negotiable Promissory Note in the form of Exhibit B attached
                                                            ---------
hereto, which Promissory Note shall provide that the outstanding principal balance thereof shall bear interest from the Closing Date at a rate of six and one-half percent (6.50%) per annum payable quarterly in arrears, and which principal balance shall be payable as follows:

          (i) On the first anniversary of the Closing Date, Buyer shall pay to Seller or its order a principal installment of Two Million Five Hundred Thousand Dollars ($2,500,000);

          (ii) On the second anniversary of the Closing Date, Buyer shall pay to Seller or its order a principal installment of Two Million Five Hundred Thousand Dollars ($2,500,000);

         (iii) On the third anniversary of the Closing Date, Buyer shall pay to Seller or its order a principal installment of Two Million Five Hundred Thousand Dollars ($2,500,000);

          (iv) On the fourth anniversary of the Closing Date, Buyer shall pay to Seller or its order a principal installment of Five Million Dollars ($5,000,000);

          (v) On the fifth anniversary of the Closing Date, Buyer shall pay to Seller or its order a principal installment of Five Million Dollars ($5,000,000).

     1.7  Allocation of Purchase Price.  The parties agree negotiate in
          ----------------------------
good faith to arrive at an agreement to allocate the Purchase Price among the Purchased Assets for purposes of federal and state income and franchise taxes. Buyer shall prepare a draft schedule for the allocation for Seller's review within fifteen (15) days of the Closing Date.

     1.8  Risk of Loss.  Any and all risk of loss or damage to the
          ------------
Purchased Assets shall pass from Seller to Buyer on the Closing Date.

2.   The Closing.
     -----------

     2.1  The Closing.  The purchase and sale of the Purchased Assets shall
          -----------
take place at 10:00 a.m. (local time) on Friday, May 15, 1998, or three (3) business days after receipt of an early termination letter with respect to Buyer's Hart-Scott-Rodino filing, whichever last occurs, at the offices of counsel for Seller or at such other time and place as may be mutually agreed upon in writing by Buyer and Seller. The time and date of purchase and sale, as the same may be postponed or accelerated from time to time, are referred to in this Agreement as the "Closing" and the "Closing Date," respectively.

     2.2  Deliveries to be Made at Closing.
          --------------------------------

          (a) On the Closing Date, Seller shall deliver to Buyer the following:

               (i) Bill of Sale in the form of Exhibit C attached hereto;
                                               ---------

              (ii) Assignment and Assumption of Leases in the form of Exhibit D
                                                                      ---------
attached hereto with respect to each of the Leased Properties;

             (iii) Bargain and Sale Deed in the form of Exhibit E
                                                        ---------
attached hereto with respect to each of the Owned Properties;

              (iv) Assignment and Assumption of Rights, Contracts, Warranties and Documents in the form of Exhibit F attached hereto with respect to all
                             ---------
rights, contracts, warranties and other documents to be assumed by Buyer pursuant to the terms of this Agreement, other than the Leases;

               (v) Supply Agreement in form and content acceptable to Seller and Buyer pursuant to which Seller shall agree to supply various food products to the stores operating on the Properties located in the states of Washington, Oregon and Idaho;

              (vi) License Agreement in the form of Exhibit A attached
                                                    ---------
hereto;

             (vii) Landlord's Consent and Estoppel Certificate in the form of Exhibit G attached hereto executed by all parties who own or sublease the
   ---------
Leased Properties;

            (viii) Lender's Consent in the form of Exhibit H attached
                                                   ---------
hereto from all parties who hold mortgages or deeds of trust on the Owned Properties;

              (ix) Resolution from Seller's board of directors authorizing execution of this Agreement and the transaction contemplated by the terms of this Agreement, certified by Seller's corporate secretary;

               (x) non-foreign certification executed by Seller under penalty of perjury, certifying that Seller is not a "foreign person" under section 1445 of the Internal Revenue Code of 1986, as amended, and any regulation thereunder;

              (xi) certificates of title to that of the Purchased Assets consisting of titled vehicles, duly endorsed (or otherwise in form sufficient) for transfer to Buyer;

             (xii) Memoranda of Lease with respect to those leases being assigned to Buyer;

            (xiii) an opinion of Schwabe, Williamson & Wyatt, P.C., given on behalf of Seller, in form and substance acceptable to Buyer and its counsel;

            (xiv)  Assignment and Assumption of Equipment Lease (the
"MetLife Assignment") regarding the MetLife equipment lease in form and content acceptable to Seller and Buyer;

             (xv) Equipment Lessor's Consent and Estoppel Certificate in form and content acceptable to Seller and Buyer regarding the MetLife equipment lease;
             (xvi) Assignment of Noncompetition Agreements (the "Assignment of Noncompetition Agreements") in form and content acceptable to Seller and Buyer regarding the noncompetition agreements executed by Seller and Greg Hamper and Dennis Hamper; and

            (xvii) any other documents which require Seller's signature.

        (b) On the Closing Date, Buyer shall deliver to Seller the following:

           (i) the cash portion of the Purchase Price described in Section 1.6(a) and the Promissory Note described in Section 1.6(b);

                   (ii) additional funds in the amount necessary to pay Buyer's share of closing costs and prorations;

                  (iii) Assignment and Assumption of Leases in the form of

Exhibit D attached hereto with respect to each of the Leased Properties;
---------

                   (iv) Assignment and Assumption of Rights, Contracts, Warranties and Documents in the form of Exhibit F attached hereto;
                                        ---------

                    (v) Supply Agreement in form and content acceptable to Seller and Buyer;

                    (vi) License Agreement in the form of Exhibit A attached
                                                          ---------
hereto;

                   (vii) Resolution from Buyer's board of directors authorizing execution of this Agreement and the transaction contemplated by the terms of this Agreement, certified by Buyer's corporate secretary;

                  (viii) an opinion of Crosby, Heafey, Roach & May, Professional Corporation, given on behalf of Buyer, in form and substance acceptable to Buyer and its counsel;

                    (ix) the MetLife Assignment in form and content acceptable to Seller and Buyer;

                     (x) Assignment of Noncompetition Agreements in form and content acceptable to Seller and Buyer; and

                    (xi) any other documents which require Buyer's signature.

          All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed. With respect to any Purchased Assets sold hereunder which cannot be physically delivered at the Closing because they are in the possession of third parties, Seller shall give irrevocable instructions to such third parties that all rights, title and interests in such Purchased Assets have been vested in Buyer.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER   Seller represents and
          -----------------------------------------
warrants to Buyer as follows:

          3.1  Ownership of the Purchased Assets.  Seller owns or leases all the
               ---------------------------------
Purchased Assets which at the Closing will be delivered to Buyer, free and clear of any and all liens, charges, claims, encumbrances, pledges, security interests, community property rights, equities, liabilities, debts, obligations, restrictions on transfer or other defects in title of any kind or nature, fixed or contingent, except for the Assumed Liabilities, and the matters approved by Buyer pursuant to Section 5.6(b) below.

          3.2  Authority  to Enter Agreement; Enforceability.  Except as may be
               ---------------------------------------------
required to satisfy Article 3 of Seller's labor agreement with the Teamsters, Seller has the right, power, legal capacity and authority to enter into and to carry out the terms and provisions of this Agreement (including, without limitation, the sale and delivery of the Purchased Assets being sold pursuant to this Agreement) and the other agreements to be entered into by Seller in connection with the consummation of this Agreement without obtaining the approval or consent of any other party or authority, except for such approvals or consents the failure to so obtain will not have a material adverse economic effect either alone or in the aggregate of $50,000 or more (a "Material Adverse Effect") on UGCC, the Purchased Assets, the Business, its financial condition or the results of its operations, and this Agreement and such other agreements constitute the legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms.

          3.3  Organization and Standing.  Seller is a business corporation duly
               -------------------------
organized and validly existing under the laws of the State of Oregon with full corporate power and authority to own, lease and operate its assets and its properties and carry on the Business as now conducted. Seller is currently doing business in Washington, Oregon, Idaho and California, and is qualified to do business in each such jurisdiction. To Seller's knowledge, Seller's books and records which relate to the Business are complete and correct in all material respects and in all material respects fairly reflect the conduct of the Business.

          3.4  No Violation.  Except as may be required to satisfy Article 3 of
               ------------
Seller's labor agreement with the Teamsters, the execution and delivery of the Agreement by Seller and the consummation of the transactions contemplated hereby will not:

               (a) result in the breach of any of the terms or conditions of or constitute a default under, and is not prohibited by the articles of incorporation or bylaws of Seller or any contract, agreement, commitment, indenture mortgage, note, security agreement, bond, license, pledge, encumbrance, lien, claim, charge, right, option or other instrument or obligation, in any such case, to which Seller is now a party or by which Seller, or any of its properties or assets, may be bound or affected and which is material to UGCC or the Business; or

               (b) to Seller's knowledge, violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body or any order, writ, injunction, judgment or decree or any court, administrative agency or governmental body or any decision or finding of any arbitration panel, except for any applicable "bulk sales" or other similar statute (compliance of which is being waived by the parties hereto) and, further, except for any such violation which will not have or result in a Material Adverse Effect.

         3.5  Financial Statements.  Schedule 3.5 to this Agreement contains
               --------------------   ------------
UGCC's unaudited trial balance sheet as of May 1, 1998. The foregoing financial statements (i) are in accordance with the books and records of Seller and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the absence of notes and other presentation items) and (ii) fairly present UGCC's financial condition as of the dates and for the periods specified. UGCC has no liabilities or obligations, whether contingent or absolute, direct or indirect, matured or unmatured, which are not shown or provided for on Schedule 3.5, except those incurred in the
                                 ------------
ordinary course of business since May 1, 1998, and Seller knows of no basis for the assertion of any such liabilities or obligations. May 1, 1998, which is the date of the most recent trial balance sheet, is sometimes referred to below as the "Financials Date".

          3.6  Absence of Certain Changes.  Since the Financials Date, except as
               --------------------------
disclosed on Schedule 3.6 to this Agreement, there has not been with respect to
             ------------
UGCC:

          (a) any material or significant change in the condition (financial or other), net worth, assets, liabilities, capitalization, business, properties or results of operations of

UGCC other than changes (i) described in the Schedules to this Agreement or (ii) made or incurred in the ordinary course of business;

          (b) any material employment or other contracts or commitments entered into by Seller (other than those made or incurred in the ordinary course of business), except as described in the Schedules to this Agreement (for which purposes, a contract or commitment shall be deemed material if it calls for payments or performance in an amount or of a value in excess of $10,000, and which is not otherwise cancelable without material liability to Seller upon 30 days or less notice);

          (c) any sale, assignment, transfer or other disposition of any assets or properties, the latest cost of which on the accounting records of Seller exceeds $10,000, excluding any inventory or supplies disposed of in the ordinary course of business consistent with past practices;

          (d) any capital expenditure, capital addition or capital improvement (other than those made or incurred in the ordinary course of business) involving an amount in excess of $10,000;

          (e) any mortgage, lien, pledge, encumbrance, or security interest created on any Purchased Asset, tangible or intangible, except purchase money security interests created in the ordinary course of business consistent with past practices;

          (f) any material damage, destruction or loss (whether or not covered by insurance) having or resulting in a Material Adverse Effect;

          (g) any material increase in the compensation payable or to become payable by Seller to any officer, director or other employee, agent, independent contractor or consultant, in any such case who, by the terms hereof or as expressly contemplated hereby, will be employed or engaged by Buyer at or following the Closing, or any declaration, payment, commitment or obligation of any kind for the payment by Seller of any bonus, additional salary or compensation, any worker compensation claims or any retirement, termination or severance benefits, to officers, directors, employees, agents, independent contractors, or consultants, in any such case who, by the terms hereof or as expressly contemplated hereby, will be employed or engaged by Buyer at or following the Closing, other than pursuant to existing written commitments of Seller otherwise disclosed in the Schedules to this Agreement, except in the ordinary course of business;

          (h) any material change in the amount of any notes or other obligations payable by Seller to such officers, directors, employees, agents, independent contractors, or consultants in any such case who, by the terms hereof or as expressly contemplated hereby, will be employed or engaged by Buyer at or following the Closing;

          (i) any primary union picketing adversely affecting or, to Seller's knowledge, threatening the Business;

          (j) any revocation or termination, or any notice of any threatened revocation or termination, of any permit or license issued to Seller or, to Seller's knowledge, to any of its employees, independent contractors, consultants or agents to the extent that such revocation or termination has, has resulted in, or would have or result in a Material Adverse Effect;

               (k) any guaranty by Seller with respect to the Business, or any revocation or cancellation of any loan or guaranty in excess of $50,000 in value made to Seller for the benefit of the Business;

               (l) any change or, to Seller's knowledge, anticipated change in the relationship between Seller and any of its customers, vendors, suppliers, employees, agents, independent contractors or consultants which has, has resulted in, or would have or result in a Material Adverse Effect to the Business;

               (m) any other event or condition which has resulted in a Material Adverse Effect to the Business; or

               (n) any agreement or commitment obligating Seller to do any of the things set forth in this Section 3.6.

          3.7  Accounts Receivable.  Those accounts receivable listed on
               -------------------
Schedule 1.1(b) set forth a complete and accurate list of UGCC's accounts
---------------
receivable as of the date therein indicated, together with an accurate aging thereof as of said date. The Bad Debt Reserve is fairly based on actual experience of the Business. Said accounts receivable and all accounts receivable which have arisen since the Financials Date (i) are valid and enforceable claims for the sales and services which give rise to such accounts, and (ii) are subject to no defenses or offsets and are fully collectible in the ordinary course of business without resort to legal proceedings, subject to the Bad Debt Reserve.

          3.8  Inventories.  Buyer acknowledges receipt of a schedule of all
               -----------
inventory of UGCC as of April 1, 1998. Seller and Buyer also shall conduct a physical inventory of UGCC's inventory on or before the Closing Date, the cost of which shall be paid equally by Seller and Buyer. If the inventory to be conducted on or before the Closing Date reflects an inventory value of less than $22,000,000, then Seller shall pay to Buyer an amount equal to the difference between the actual inventory value and $22,000,000, and if the inventory to be conducted on or before the Closing Date reflects an inventory value of more than $25,000,000, then Buyer shall pay to Seller an amount equal to the difference between the actual inventory value and $25,000,000. The amount, if any, to be paid by Seller or Buyer for the inventory adjustment shall be added to or subtracted from Buyer's initial (and if necessary, second) post-Closing payment for accounts payable as set forth in Section 1.3(b) above. Seller represents and warrants that (i) UGCC's inventory shall be transferred to Buyer at the Closing free and clear of all claims, and (ii) the inventory is and will be in good and salable condition and not obsolete, and (iii) Seller will maintain the inventory at historic levels through the Closing Date.

          3.9  Prepaid Items, Accounts Payable and Accrued Expenses.  Seller's
               ------------------------------------------- --------
audited balance sheet as of the Financials Date presents fairly the prepaid items, accounts payable and accrued expenses of Seller with respect to UGCC as at and for the Financials Date. Except as set forth on Schedule 3.9, all
                                                        ------------
prepaid items, accounts payable and accrued expenses incurred after the Financials Date were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

          3.10 Tax Matters.  With respect to UGCC, Seller has properly prepared
               -----------
and filed returns for and paid in full all federal, state, local and foreign taxes, assessments, additions to taxes, penalties and interest with respect thereto, to the extent such filings and payments are required prior to the Financials Date and, although Internal Revenue Service audits now are in progress with respect to all open years, there is no known outstanding or proposed deficiency or assessment known to Seller by any federal, state, local or foreign government with respect to any tax period. Any amounts set up as reserves for taxes on the financial statements contained in Schedule 3.5 with
                                                            ------------
respect to UGCC are sufficient for the payment of all accrued and unpaid federal income, accumulated earnings or other federal taxes, and state, local or foreign income, franchise, real property, personal property, sales, use, withholding and all other taxes imposed on Seller or its property or payable by it, including interest, additions to taxes and penalties, if any, with respect thereto, whether known or unknown and whether disputed or not, as of the Closing Date, the dates of the respective financial statements and for all periods prior thereto.

          3.11 Employees; Collective Bargaining Agreements.  Schedule 3.11 to
               -------------------------------------------   -------------
this Agreement contains a true and complete list of the employees  of UGCC as of
the Closing Date.   Seller has paid in full to all employees of UGCC all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, except for such accrued and unpaid amounts, including accrued vacation pay as listed on Schedule 3.5 hereto (which shall be paid by Seller on
                          ------------
or before the Closing Date), and except for matters and disputes which are the subject of pending grievances under the Teamster collective bargaining contract. Seller shall be solely responsible for any liability or obligation arising out of Seller's hiring or Seller's employment of its employees prior to the Closing Date, including any such liability arising from any pending grievances (as they relate to the period prior to the Closing Date) which, if they still exist after the Closing, Seller may contest at its sole cost and expense. Buyer shall be solely responsible for any liability or obligation arising out of Buyer's hiring or Buyer's employment of its employees after Closing, and for any other liability or obligation arising out of the operation of the Business after Closing. Seller is a party to a labor agreement with various Teamster unions, compliance with which creates conditions to Closing on this transaction. Buyer or an affiliate of Buyer shall expressly assume, and shall promptly and faithfully perform, all obligations on the part of Seller to be performed under Seller's collective bargaining agreements identified on Schedule 3.15, or,
                                                        -------------
alternatively, Buyer, as a condition to Seller's obligation to close and consummate the transactions contemplated hereby, shall have either obtained the waiver and release contemplated by Section 7.8 below or shall indemnify, defend and hold Seller harmless from any liability with respect thereto. Except as set forth in Schedule 3.11, Seller is in compliance with all material laws and
         -------------
regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, employee benefit plans and taxes (including withholding taxes) relating to employment or to personal services provided to UGCC. No employee of UGCC is in material violation of any employment agreement, consulting agreement, proprietary information nondisclosure agreement or any other contract or agreement with UGCC. Except as set forth in Schedules 3.11
                                                               --------------
and 3.15, to Seller's knowledge (a) there are no agreements, commitments or
--------
other obligations of Seller, whether oral or written, which would prevent or obstruct the dismissal of any of those employees who, by the terms hereof or as expressly contemplated hereby, will be employed or engaged by Buyer at or following the Closing Date, (b) Seller has no collective bargaining agreements nor any obligations with respect to former collective bargaining agreements with respect to UGCC, and (c) UGCC has no agents, independent contractors or consultants to which the above-described obligations would apply.

          3.12 The Properties
               --------------

               (a) To Seller's knowledge, the structural components of the Properties are in good and physically sound condition;

               (b) At the Closing, Seller will own the Owned Properties subject only to the matters in the Approved Title (as hereinafter defined);

          (c) Seller is the lessee under each of the Leases. Each of the
Leases is in full force and effect and is enforceable in accordance with its terms. Neither Seller nor, to the best of Seller's knowledge, the lessors are in material breach or default under any of the Leases and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default under any such Lease or could accelerate any obligation or create any lien or encumbrance under any such Lease. Except as disclosed in Schedule
                                                                 --------
1.1(d), Seller has not assigned any of its interest in any of the Leases. No
------
claim has been asserted or, to the best of Seller's knowledge, exists that is adverse to the rights of Seller under any of the Leases;

          (d) A true, correct, and complete schedule of all service and other contracts affecting the Properties is attached as Schedule 3.12(d), identifying
                                                  ----------------
the contractor, his duties, the term of the contract, the rate of compensation payable, the length of notice required to cancel such contract and stating whether such contract would be binding on Buyer and survive the Closing;

          (e) To Seller's knowledge, all utility connections located on the Properties (including without limitation gas, electricity, water, sanitary and storm sewage facilities) (i) are of sufficient size and capacity to service the Properties, (ii) have been completed, installed, activated and fully paid for and (iii) enter the Properties through adjoining public streets, or if they pass through adjoining private land, do so in accordance with valid public easements or private easements which will inure to the benefit of Buyer. Buyer as owner of the Owned Properties and lessee of the Leased Properties, shall at Closing have an unqualified right to use such facilities without paying any liens, "tap-in" fees or similar charges with respect to the use thereof, except for normal water and sewer rents and nominal charges for any additional connection thereto which Buyer's intended use may require;

          (f) To Seller's knowledge, there are presently in good standing and effect all licenses, certificates of occupancy, environmental impact reports and permits as may be required for the operation of the Properties, the failure to obtain which will not have a Material Adverse Effect on such Property or the business operations conducted thereon;

          (g) Seller has received no notice of any default or breach by Seller under any covenants, conditions, restrictions, rights-of-way, or easements which may affect the Properties or any portion thereof, and no such default or breach now exists;

          (h) To Seller's knowledge, the heating, air conditioning, mechanical, electrical and other systems and equipment used in connection with the Properties are operative and in good working condition, ordinary wear and tear excepted, and any repairs required prior to settlement shall be made by Seller at its sole cost and expense, unless the obligation to repair the same is that of the landlord, subtenant, or other party in priority of contract to Seller; and

          (i) To Seller's knowledge, the current uses at the Properties conform to the applicable zoning restrictions;

      3.13 Tangible Personal Property.  Section 3.13A to this Agreement
           --------------------------   -------------
contains a true and complete list describing and specifying the location of all vehicles, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property or assets (other than those items of nominal value) used, owned, possessed or leased by, or in the possession of, UGCC in connection with the Business. Except as set forth in Schedule 3.13B to this Agreement, all
                                           --------------
personal property (except items of nominal value) owned, used, possessed or leased by UGCC is owned, used, possessed or leased by UGCC or Seller free and clear of all liens, claims, charges, pledges, security interests, encumbrances, liabilities, debts, equities, restrictions on transfer or other defects in title of any kind or nature. All items of personal property owned, used, possessed or leased by Seller in connection with the operations of UGCC are, to Seller's knowledge, in good operating condition and repair, normal wear and tear excepted. All leases pursuant to which UGCC holds any items of personal property are listed on
Schedule 3.13B to this Agreement and are in full force and effect and are
--------------
enforceable in accordance with their terms. Except as set forth on Schedule
                                                                   --------
3.13B, none of such leases have been amended or modified. Neither Seller nor, to
-----
the best of Seller's knowledge, the other parties thereto are in material breach or default under any of such leases; and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default by Company or, to the best of Seller's knowledge, the other parties thereto under such leases or could accelerate any obligation or create any lien or encumbrance under such leases. Seller has not assigned any of its interest in such leases. No claim has been asserted or, to the best of Seller's knowledge, exists that is adverse to the rights of Seller to the continued possession of the leased property under such leases.

          3.14 Intangible Property.  Schedule 3.14 to this Agreement contains a
               -------------------   -------------
true and complete list of all patents, copyrights, trademarks, service marks, trade names, logos and identifying marks and styles used by Seller in connection with the Business (the "Intangible Property"). Except as disclosed on Schedule
                                                                       --------
3.14 to this Agreement, Seller owns and has the full right to use the name
----
"Commissary Cash & Carry" and all the Intangible Property in each jurisdiction in which it conducts business. On the Closing Date, Seller will record an Abandonment of Fictitious Business Name Statement or similar statement or declaration by which Seller withdraws its registration of the fictitious or assumed business name of "Commissary Cash & Carry."

          3.15 Contracts and Agreements.  Schedule 3.15  contains a true and
               ------------------------   -------------
complete list of the following material agreements, contracts, leases (other than the Leases) or other obligations or commitments, whether written or oral (collectively "Contracts") pertaining to UGCC, to which Seller is a party or by which it or UGCC's property is bound, including (i) contracts with employees (but excluding contracts with employees which can be canceled at will with thirty (30) or fewer days' notice without cost or other liability by reason of such termination); (ii) contracts with customers involving the purchase or sale of goods or services in an aggregate amount in excess of $10,000; (iii) contracts with suppliers or manufacturers of products sold by Seller in the ordinary course of business; (iv) bonus, deferred or incentive compensation, group insurance or other employee benefit plans involving employees who, by the terms hereof or as expressly contemplated hereby, will be employed or engaged by Buyer at or following the Closing; (v) collective bargaining contracts; (vi) leases as lessor or lessee involving the payment or receipt of rent in the aggregate in excess of $10,000; (vii) advertising or public relations contracts;
(viii) conditional sales contracts, security agreements, pledge agreements, trust receipts or any other agreements or arrangements whereby any material assets of Seller are subject to a lien, encumbrance, charge or other restriction; (ix) mortgages, indentures, notes or other instruments for or relating to any borrowing of money or the extension of credit or the deferred purchase of property involving an amount in excess of $10,000; (x) guarantees of any obligations for the borrowing of money or otherwise involving an amount in excess of $10,000, or any other agreements of guarantee or indemnification (other than endorsements made for collection in the ordinary course of business); (xi) agreements or arrangements for the purchase or sale of any material assets other than in the ordinary course of business; (xii) continuing contracts for future purchase of materials, supplies or equipment involving an amount in excess of $10,000; (xiii) agreements, contracts or commitments relating to the acquisition of all or substantially all of the assets, capital stock or ownership interests of any business enterprise; (xiv) contracts restricting doing business in any areas or in any way limiting competition; and
(xv) any other contracts (other than contracts entered into in the ordinary course of business) to be performed in whole or in part more than 30 days from the date hereof calling for aggregate payments by UGCC or Seller in excess of $10,000 and which are not terminable without cost or liability on 30-days' notice. Except as set forth on Schedule
                                                                     --------
3.15, none of the Contracts have been amended or modified. Each of the Contracts
----
is in full force and effect and is enforceable in accordance with its terms. Neither Seller nor, to the best of Seller's knowledge, the other parties thereto are in material breach or default under any such Contracts and no event has occurred which with notice or lapse of time, or both, could constitute a material breach or default under any such Contract or could accelerate any obligation or create any lien or encumbrance under any such Contract. Seller has not assigned any of its interest in the Contracts. No claim has been asserted or, to the best of Seller's knowledge, exists that is adverse to the rights of Seller under any of the Contracts.

          3.16 Insurance.   Within thirty (30) days of the Closing Date, Seller
               ---------
will deliver to Buyer a true and complete copy of all life, fire, casualty, liability and all other insurance policies maintained by Seller pertaining to the Business and the Properties, for the purpose of identification of later claims which may be forwarded to Buyer but responsibility for which has been retained by Seller.

          3.17 Litigation.  Except as set forth on Schedule 3.17 to this
               ----------                          -------------
Agreement, there is no suit, action or legal, administrative, arbitration or other proceeding pending, filed or initiated by, against or affecting Seller or UGCC which would affect Seller's ability to consummate the transactions contemplated by this Agreement or, if determined adversely against Seller, would have or result in a Material Adverse Effect on UGCC, and Seller has no knowledge of any suit, action or legal, administrative, arbitration or other proceeding threatened by, against or affecting Seller or UGCC, which would affect Seller's ability to consummate the transactions contemplated by this Agreement or which, if determined adversely against Seller, would have or result in a Material Adverse Effect on UGCC.

          3.18 Compliance with Law and Other Instruments.  Seller has received
               -----------------------------------------
no notice that the business and operations of Seller with respect to UGCC have not been or are not being conducted in accordance with all applicable laws, statutes, ordinances, rules and regulations of all authorities (including, without limitation, those relating to business conduct, public health and safety, occupational health and safety and the environment), except where the failure to so conduct the business and operation of Seller would not have or result in a Material Adverse Effect. Seller is not in violation, nor will entry into the transaction contemplated by this Agreement result in a violation or breach of, or default under, any term or provision of its articles of incorporation or its bylaws or of any order, judgment, writ, injunction, decree, license or permit of any court or any governmental or regulatory authority or of any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement, or subject to any restriction of any kind or character, in any such case, which would materially and adversely affect UGCC, the Business or its prospects.

          3.19 Licenses and Permits.  Schedule 3.19 to this Agreement contains a
               --------------------   -------------
true and complete list of all material licenses, permits, orders, approvals and other authorizations issued to UGCC or to Seller on behalf of UGCC and its employees, which are in full force and effect and which in any way relate to the Business. UGCC and its employees or agents have all licenses, permits, orders, approvals and other authorizations required for the conduct of the Business as presently conducted and, to the best of Seller's knowledge, no suspension or cancellation of any of them is threatened.

          3.20 Benefit Plans.  Except as described in Schedule 3.20, UGCC does
               -------------                          -------------
not have any employee benefit plans ("Plans") which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") including, but not limited to, pension, retirement, profit sharing and stock bonus plans or any Employee Plan that is a multi-employer plan as defined in Section 3(37) of ERISA. To the extent that it may affect employees or the Purchased Assets, each Plan is now, and has always been, established, maintained and operated in all material respects in accordance with all applicable laws (including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, and regulations thereunder) and in accordance with the Plan documents. There is no unfunded liability for vested or nonvested benefits, or any pending or, to the best knowledge of Seller, threatened litigation or arbitration concerning or involving any UGCC Plan which could subject the Purchased Assets of UGCC to any claims.

          3.21 Brokerage and Finders' Fees.  Seller  has not incurred any
               ---------------------------
liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

          3.22 Suppliers and Customers.  No single supplier (other than Iowa
               -----------------------
Beef) who accounted for more than ten percent (10%) of UGCC's purchases, or customer who accounted for more than ten percent (10%) of UGCC's sales, during its most recent complete fiscal year, or the fiscal year to date, nor any supplier who is a material source of supply of any goods essential to the Business, has (i) canceled or otherwise terminated, or made any overt threat to Seller to cancel or otherwise terminate, its relationship with Seller or (ii) materially decreased its sale of services or supplies to Seller or its purchase of products therefrom or made any overt threat to Seller with respect thereto.

          3.23 Hazardous Materials.    There are no underground storage tanks,
               -------------------
sumps, grease traps, clarifiers, wells and/or on-site sewage disposal systems now in use on the Properties. To the best of Seller's knowledge, except as disclosed in the Phase 1 Environmental Site Assessments previously delivered to Buyer, the Properties are not, and as of the Close of Escrow shall not be, in violation of any Environmental Law, as defined below, and do not contain Hazardous Materials, as defined below, except in concentrations beneath applicable state and federal action levels. During the time in which Seller owned or leased the Properties, neither Seller nor, to the best of Seller's knowledge, any third party, used, generated, stored, or disposed of, on, under or about the Properties, or transported to or from them, any Hazardous Materials, except in compliance with applicable law. Seller has received no notice from any governmental agency of any investigation or proceeding by such agency concerning the presence or alleged presence of Hazardous Materials on the Properties. The term "Environmental Law" shall include any federal, state or local law, ordinance or regulation pertaining to health, waste disposal or the environment, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1986, the Resource Conservation and Recovery Act of 1976, the Federal Clean Air Act, the Federal Water Pollution Control Act and Federal Clean Water Act of 1977, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Pesticide Act of 1978, the Federal Toxic Substances Control Act, the Federal Safe Drinking Water Act, the Hazardous Materials Transportation Act, similar state health & safety statutes, and regulations adopted and publications promulgated pursuant to such laws. The term "Hazardous Materials" shall include oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Law, including, without limitation, any materials defined as "Hazardous Substances", "Hazardous Materials", "Toxic Substances", or "Hazardous Waste." Hazardous Materials does not include any inventory included as part of the Purchased Assets.

          3.24 No Misrepresentation.   The representations, warranties and
               --------------------
statements made by Seller in or pursuant to this Agreement are true, complete and correct in all material respects. None of such representations, warranties or statements contains any untrue statement of material facts or omits to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

     4.   REPRESENTATIONS AND WARRANTIES OF BUYER.   Buyer represents and
          ---------------------------------------
warrants to Seller as follows:

          4.1  Organization and Standing.  Buyer is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business and to enter into and carry out the terms of this Agreement.

          4.2  Authority to Enter Agreement; Enforceability.  Except for the
               --------------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's board of directors, which approval has not yet been obtained, (i) Buyer has the right, power and authority to enter into and to carry out the terms of this Agreement and such other agreements to be entered into by Buyer in connection with the consummation of this Agreement without obtaining the approval or consent of any other party or authority, and
(ii) this Agreement and such other agreements, including, without limitation, the Promissory Notes and the Supply Agreement constitute the legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms.

          4.3  Compliance with Law and Other Instruments.  Except for the
               -----------------------------------------
requirement that the terms and conditions of this Agreement and the other agreements to be entered into by Buyer in connection with the consummation of this Agreement be approved by Buyer's board of directors, which approval has not yet been obtained, neither the execution and delivery of this Agreement or such other agreements, nor the consummation of the transactions contemplated by this Agreement and such other agreements, will conflict with, or result in a violation or breach of, or constitute a default under, any term or provision of Buyer's articles of incorporation or bylaws, or any order, judgment, writ, injunction, decree, license, permit, law, statute ordinance, rule or regulation of any court or any governmental or regulatory authority (except for the bulk sales provisions of the California Commercial Code) or any indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other agreement or arrangement to which Buyer is a party or by which it or its properties are bound. Buyer is duly licensed as a produce dealer with the California Department of Food and Agriculture, Market Enforcement Division and has obtained all other material permits, approvals and licenses necessary to operate the Business from and after the Closing Date.

          4.4  Brokerage and Finders' Fees.  Buyer has not incurred any
               ---------------------------
liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated by this Agreement.

          4.5  Litigation.  Except as set forth on Schedule 4.5 to this
               ----------                          ------------
Agreement, there is no suit, action or legal, administrative, arbitration or other proceeding pending, filed or initiated by, against or affecting Buyer which would affect buyer's ability to consummate the transactions contemplated by this Agreement, and Buyer has no knowledge of any suit, action or legal, administrative, arbitration or other proceeding threatened by, against or affecting Buyer which would affect buyer's ability to consummate the transactions contemplated by this Agreement.

          4.6  No Misrepresentation.  The representations, warranties and
               --------------------
statements made by Buyer in or pursuant to this Agreement are true, complete and correct in all material respects. None of such representations, warranties or statements contains any untrue statement of material facts or omits to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

     5.   COVENANTS OF THE PARTIES.
          ------------------------

     5.1  Operation of the Business of Seller.  During the period from and after
          -----------------------------------
the date of this Agreement and until the Closing Date, Seller covenants and agrees that, unless it obtains Buyer's prior written consent to the contrary, or except as specifically authorized in this Agreement, or except as provided for on Seller's financial statements attached hereto as Schedule 3.5, Seller
                                                        ------------
shall, with respect to UGCC:

          (a) make, amend and terminate contracts only in the ordinary course of business;

          (b) refrain from suffering or refrain from creating any security interest, encumbrance or restriction on its properties or assets, except in the ordinary course of business consistent with past practices;

          (c) refrain from disposing of any of UGCC's properties or assets, except in the ordinary course of business consistent with past practices;

          (d) refrain from entering into or becoming a party to any employment, consulting or sales representation agreement, except in the ordinary course of business consistent with past practices;

          (e) refrain from increasing the rate of compensation paid or payable by it to such of UGCC's officers, directors, employees, agents, independent contractors or consultants as, pursuant to the terms hereof or as expressly contemplated hereby, are to be employed or engaged by Buyer at or following the Closing, except pursuant to existing contractual obligations, and from making loans or advances to such officers, directors, agents, employees, independent contractors, or consultants as, pursuant to the terms hereof or as expressly contemplated hereby, are to be employed or engaged by Buyer at or following the Closing, or any member of the families of any of them, except for advances for reasonable business expenses in accordance with past practices, or except with respect to those retention bonuses and severance payments disclosed on Schedule
                                                                       --------
3.6;
---

          (f) refrain from paying or agreeing to pay any bonus, extra compensation, pension or severance pay under any pension plan or otherwise, except pursuant to existing contractual obligations;

          (g) maintain its books accounts and records in the usual, regular and ordinary manner and in compliance with all applicable laws;

          (h) except as may ultimately be determined upon resolution of pending labor grievances, meet its obligations under all contracts and not become in default thereunder;

          (i) maintain all of its assets in good repair, order and condition, ordinary wear and tear excepted;

          (j) refrain from borrowing or agreeing to borrow any funds other than under existing banking or credit relationships, in the ordinary course of business consistent with past practices;

          (k) refrain from guaranteeing or agreeing to guarantee the obligations of others;

          (l) refrain from waiving or committing to waive any rights of substantial value except for good and valuable consideration;

          (m) refrain from canceling or materially amending any insurance policy except in exchange for a new policy with at least the same coverage;

          (n) refrain from entering into any transaction which would in any significant respect change the character of the Business; and

          (o) use its best efforts to operate in such manner as to assure that the representations and warranties of Seller set forth in this Agreement will be true, correct and complete in all material respects on and as of the Closing Date.

      5.2  Access to Information and Records.  Seller shall give Buyer and
           ---------------------------------
its counsel, accountants and other representatives (collectively, "Buyer's Representatives") full access, during normal business hours, throughout the period prior to the Closing Date, to (i) all information concerning UGCC's assets, properties, contracts, commitments, books and records, and to cause Seller to furnish Buyer and Buyer's Representatives during such period with all information concerning UGCC's affairs as they reasonably may request and (ii) the Properties during reasonable business hours upon not less than twenty-four
(24) hours telephonic notice for any purpose including, without limitation, inspection and conducting soil and other tests and examinations of all books, records and files of Seller regarding the Properties, regardless of where same are located. Buyer shall obtain insurance coverage for damages to persons and property and liability coverage, naming Seller as an additional insured, in such amounts and from such companies as reasonably approved by Seller. In addition, Buyer shall repair any damage, and shall indemnify, defend and hold Seller and its properties harmless from any cost, claim or expense arising from such entry by Buyer or from the performance of any such test by Buyer, provided that such indemnity shall not extend any cost, claim or expense incurred by Seller as a result of Buyer's discovery or reporting of any hazardous materials on the Properties. Buyer shall conduct such investigation in such manner as will least disrupt the business operations of Seller and UGCC.

      5.3  Assumption of Labor Contracts and Employment Agreements.  Buyer
           -------------------------------------------------------
or an affiliate of Buyer shall expressly assume, and shall promptly and faithfully perform, all obligations on the part of Seller to be performed under Seller's collective bargaining agreements identified on Schedule 3.15, or,
                                                        -------------
alternatively, Buyer, as a condition to Seller's obligation to close and consummate the transactions contemplated hereby, shall have either obtained the waiver and release contemplated by Section 7.8 below or shall indemnify, defend and hold Seller harmless from any liability with respect thereto. Buyer also shall assume all of Seller's individual employment agreements listed on Schedule
                                                                        --------
3.15 which relate exclusively to UGCC and the Business.
----

          5.4  Best Efforts; Further Assurances.  Each party to this Agreement
               --------------------------------
shall use its best efforts to cause the satisfaction of all conditions to the consummation of this Agreement which are in the control of such party and to cooperate as necessary in the satisfaction of all other conditions to the consummation of this Agreement. Each party hereto will, from time to time after the execution and consummation of this Agreement, execute and deliver such instruments, documents and assurances and take such further actions as the other parties may reasonably request to carry out the purpose and intent of this Agreement. The parties agree to cooperate in determining whether mail received by Seller or the Buyer after the Closing Date belongs to the other party, and both parties agree to forward mail belonging to the other party as soon as is reasonably practicable upon receipt.

          5.5  Publicity.  All notices to third parties and all other publicity
               ---------
concerning this Agreement and the transactions contemplated by this Agreement shall be jointly planned and coordinated between Buyer, on the one hand, and Seller on the other hand. No party shall make a unilateral press release or public announcement, or announcement to employees, creditors, customers or others without the prior written approval of the other parties except as may be required by law.

          5.6  Trade Secrets, Non-Competition, Etc.  As a material inducement to
               -----------------------------------
Buyer to enter into and consummate this Agreement, Seller agrees that, after the Closing Date:

               (a) Trade Secrets.  Seller  shall not, without the prior written
                   -------------
consent of Buyer, except as may be required by law, governmental rules and regulations or litigation between the parties, disclose or use, in any way, any information currently belonging to Seller and used exclusively in the Business, and which information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain the economic value from its use or disclosure, and which has been the subject of reasonable efforts on the part of Seller, in the operation of the Business, to maintain as secret, whether or not such information was conceived by Seller ("Trade Secrets"), including without limitation any such information concerning any procedures, operations, investments, techniques, data, compilations of information, records, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, customers, salaries, pricing, profits, plans for future development, and the identity, requirements, preferences, practices and methods of doing business of specific parties with whom UGCC transacts business, and all other information which is related to the Business; all of which Trade Secrets will be the exclusive and valuable property of Buyer.

               (b) Tangible Items. All customer lists, files, records,
                   --------------
documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing and all physical items related to and used exclusively in the Business, other than a merely personal item, whether of a public nature or not, and whether prepared by Seller or not, are and shall be the exclusive property of Buyer and shall not be removed from the premises of Buyer, without the prior written consent of Buyer. Buyer agrees to give Seller prior written notice of any proposed destruction of any of the above tangible items sufficient to allow Seller to make necessary copies of such items.

               (c) Solicitation of Employees. During the period commencing on
                   -------------------------
the Closing Date and ending five (5) years from that date, Seller shall not, directly or indirectly, call on, solicit, interfere with or attempt to entice away any existing employee of Buyer, provided, however, that nothing herein shall prohibit or restrict Seller's employment or engagement of any person who is an existing employee of Buyer if such employment or engagement was not the result of any activity on the part of Seller otherwise prohibited by this
Section 5.6(d), and whose
employment by Seller was not the result of active solicitation of such person, directly or indirectly by Seller, and provided further that nothing herein shall prohibit or restrict Seller's right to advertise or otherwise publicize employment opportunities or positions available with Seller.

               (d)  Noncompetition.
                    --------------

                   (i) As used herein, the term "Competitive Activity" shall mean any participation in, assistance of business from, engagement in business with, or assistance, promotion or organization of, any person, partnership, corporation, firm, association or other business organization, entity or enterprise by Seller which, directly or indirectly, is engaged in, or hereinafter engages in the ownership or operation of wholesale grocery warehouse sales outlets on a cash-and-carry format. Nothing herein shall in any way prohibit Seller from continuing to engage in the grocery distribution and sales business to its present and any future grocery store members and customers. For purposes of this Section 5.6(e), and notwithstanding anything to the contrary herein set forth, "Competitive Activities" shall not include (i) any activity of or carried on by any member or customer of Seller, (ii) Seller's selling of merchandise to any of its customers or members who may be engaged in business activities competitive with those of Buyer, nor (iii) Seller's rendering of services to its customers or members who may be engaged in business activities competitive with those of Buyer, so long as those services are of such quality and nature as are offered generally to all of Seller's members or customers.

                  (ii) During the period commencing on the Closing Date and ending five (5) years from that date, Seller shall not engage in any Competitive Activity in the States of Washington, Oregon, Idaho or California.

               (e) Injunctive Relief. Seller hereby acknowledges and agrees that
                   -----------------
it would be difficult to fully compensate Buyer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Buyer, shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish the right of Buyer to claim and recover damages.

         5.7   Escrow; Title Insurance; Closing Costs and Prorations.  Seller
               -----------------------------------------------------
and Buyer agree that an escrow or escrows (the "Escrow") will be opened with Chicago Title Escrow Company ("Escrow Holder") for the purpose of obtaining title insurance with respect to the Owned Properties and the Leased Properties and for consummating the transfers of the Owned Properties and the Leased Properties pursuant to the terms of this Agreement. Such Escrow will be subject to the terms and conditions set forth below:

                (a)   Escrow. Within three (3) business days after the date
                      ------
of execution of this Agreement, the parties shall open an Escrow with Escrow Holder, at Escrow Holder's office. The Escrow shall be deemed opened when the parties have given Escrow Holder an executed copy of this Agreement. This Agreement shall serve as escrow instructions to Escrow Holder, and the parties shall execute additional instructions if Escrow Holder so requires, provided that such instructions do not change the terms of this Agreement but merely offer protection for Escrow Holder. Any additional instructions shall provide that this Agreement shall prevail in case of any inconsistency between it and the additional instructions. Escrow shall close on the Closing Date concurrently with the closing of the transaction contemplated by this Agreement, and the parties acknowledge that the Bargain and Sale Deeds ("Deeds") and the Memoranda of Lease shall be deposited with Escrow Holder for recordation at the Closing Date consistent with the terms of this Agreement. When Title Company (hereinafter defined) is in a position to issue the Title Policies (hereinafter defined), and upon instructions from Seller and Buyer, Escrow Holder shall immediately close Escrow by recording the Deeds and the Memoranda of Lease in the appropriate counties. The failure of Seller or Buyer to be in a position to close Escrow by the Closing Date for any reason other than failure of a condition shall constitute a default under this Agreement. If Escrow Holder is not in a position to close Escrow on the Closing Date, it shall close as soon thereafter as possible, unless prior to closing, it receives notice from either party directing it not to close. Close of Escrow shall occur when Escrow Holder performs all of the acts listed below:

          (i) Record the Deeds with instructions for the county recorders to send the Deeds to Buyer and attach tax information after recording;

          (ii) Record the Memoranda of Lease with instructions for the county recorders to send the Memoranda of Lease to Buyer;

         (iii) Instruct the Title Company to deliver the Title Policies to Buyer; and

          (iv) Forward to Seller and Buyer an accounting of all funds received and disbursed for each party and copies of all executed and recorded or filed documents, with recording or filing dates shown thereon.

          (b)   Title Insurance.  Promptly after the opening of Escrow,
                ---------------
Escrow Holder shall order and deliver to Buyer a current preliminary title report ("Title Reports") on each of the Owned Properties and the Leased Properties, together with copies of all documents underlying any exceptions (the "Exceptions") shown thereon, and a map of the encroachments, easements, dedications and rights of way thereon. Buyer shall have ten (10) days after receipt of the Title Reports and all underlying documents within which to give notice to Seller of Buyer's approval of the Title Reports or disapproval of any of the Exceptions. Buyer's failure to give any notice within the time limit shall be deemed approval of the Title Reports. Seller then shall have the right, but not the obligation, to elect to remove any disapproved Exceptions within ten (10) days after Buyer's notice of disapproval (the "Title Cure Period"). If Seller gives notice within the Title Cure Period that Seller will remove any Exception before the Closing Date, such Exception shall be deemed removed for purposes hereof, and Seller shall be obligated to remove such Exception before the Closing Date. With respect to any Exception consisting of a financial encumbrance such as a mortgage, deed of trust or other debt security, other than the interests of the landlords with respect to the Leased Properties, such matter shall automatically be deemed a disapproved Exception, and Seller hereby covenants to remove such Exception before the Closing Date.
If Seller does not remove or agree to remove any disapproved Exception within the Title Cure Period, Buyer shall have five (5) days to give Seller notice that Buyer waives its objection to such Exception or elects to terminate this Agreement. If Buyer does not give any notice, this contingency shall be deemed satisfied. The condition of title as approved by Buyer is referred to herein as the "Approved Title." A condition to Buyer's completing this transaction shall be the willingness of Chicago Title Insurance Company ("Title Company") to issue, upon payment of Title Company's regularly scheduled premium and recordation of the Grant Deeds or Memoranda of Lease, as applicable, an ALTA standard coverage owner's policy of title insurance for the Owned Properties, and a CLTA standard coverage leasehold policy of title insurance with respect to the Leased Properties (the title policies shall be referred to collectively as the "Title Policies").

Each Title Policy shall have liability in the amount allocated to such property by Buyer, showing title to the Owned Properties or the leasehold interest in the Leased Properties vested of record in Buyer subject only to any matters in the Approved Title, any other matters that Buyer has approved in writing, and the standard printed exceptions of the Title Policies. The Title Policies shall, at Buyer's cost, contain such special endorsements as Buyer may reasonably require, with reinsurance or coinsurance as Buyer may designate.

          (c)   Closing Costs and Prorations.  Seller and Buyer each shall
                ----------------------------
pay their own attorneys' fees. Seller shall pay the title insurance premiums for the Title Policies, the cost of any special endorsements which Seller agrees to provide to remove disapproved Exceptions, documentary transfer taxes on the Deeds, one-half (1/2) of all escrow fees, and one-half (1/2) of the Hart-Scott-Rodino filing fee. Buyer shall pay for recording the Deeds and the Memoranda of Lease, the cost of any special endorsements which Buyer elects to obtain, one-half (1/2) of all escrow fees, and one-half (1/2) of the Hart-Scott-Rodino filing fee. Rents shall be prorated as of the Closing Date. Buyer shall obtain its own insurance for the Owned Properties and the Leased Properties, and Seller's insurance premiums shall not be prorated. At least three (3) days prior to the Closing Date, Escrow Holder shall submit to Seller and Buyer an estimated closing statement. In the event that Escrow is canceled without default by either party, the cost of cancellation shall be borne equally by Seller and Buyer. In the event of default, the defaulting party shall pay all escrow cancellation fees.

          5.8  Restoration of Yuba City Premises.  Promptly after the Closing
               ---------------------------------
Date, Buyer shall restore Seller's Yuba City premises to "vanilla shell" condition, with utilities capped, floor holes filled with concrete, interior ceilings and walls patched, and the premises delivered in broom-clean condition, all at Buyer's sole cost and expense as described in Section 1.3(d) above.

     6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.  Buyer's
          ---------------------------------------------------
obligation to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer in writing):

          6.1  Representation and Warranties.  All representations and
               -----------------------------
warranties of Seller contained in this Agreement, or any certificate, Schedule, Exhibit, statement, report or other document delivered or furnished by Seller pursuant this Agreement, shall be true, correct and complete in all material respects as of the Closing Date as if made at and as of such date.

          6.2  Covenants.  Seller shall have performed and satisfied in all
               ---------
material respects all covenants and conditions required by this Agreement to be performed or satisfied by Seller on or prior to the Closing Date.

          6.3  Closing Documents.  All of the documents set forth in Section 2.2
               -----------------
shall have been duly executed and delivered to Buyer.

          6.4  Material Errors.  Buyer shall not have discovered any material
               ---------------
(i) error, misstatement or omission in any of the representations or warranties made by Seller in this Agreement, or any certificate, schedule, exhibit statement, report or other documents delivered or furnished by Seller pursuant to this Agreement, or (ii) failure on the part of Seller to perform or satisfy any covenants or conditions required to be performed or satisfied by Seller under this Agreement.

          6.5  Absence of Litigation.  No action or proceeding shall have been
               ---------------------
instituted or threatened prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement or which could have a material adverse effect on Seller or its properties, Business or prospects.

          6.6  Absence of Damage to Property.  UGCC's tangible property,
               -----------------------------
including the Properties, shall not have suffered any substantial (meaning greater than $10,000 in value) damage or destruction not covered by insurance, whether by fire or otherwise, and whether or not covered by insurance, which could have a material adverse effect on the Business or its prospects.

          6.7  Consents.  Seller  shall have obtained the consent or approval of
               --------
each person whose consent to or approval of the transactions contemplated by this Agreement or the other agreements to be entered into in connection with this Agreement is required in order to consummate this Agreement and such other agreements or to continue the operation of the Business as it is currently conducted, except any consents the failure to obtain would not have or result in a Material Adverse Effect. Such consents and approvals shall include, without limitation, any consents and approvals required by applicable federal, state or local governmental authorities.

          6.8  Close of Escrow; Title Insurance.  Escrow Holder shall be in a
               --------------------------------
condition to close Escrow, and Title Company shall be in a position to issue the Title Policies, all in accordance with Section 5.6 above.

          6.9  Due Diligence Review.  Buyer and Buyer's Representatives shall
               --------------------
have completed their due diligence review of Seller to their complete satisfaction.

          6.10 Board Approval.  Buyer's board of directors shall have approved
               --------------
of the terms and conditions of this Agreement and the other agreements to be entered into in connection with this Agreement.

          6.11 Approval of  Documentation.  The form and substance of all
               --------------------------
certificates, instruments of transfer and other documents to be furnished by Seller and its counsel under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     7.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller's
          ----------------------------------------------------
obligation to consummate this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing):

          7.1  Representations and Warranties.  All representations and
               ------------------------------
warranties of Buyer contained in this Agreement shall be true, correct and complete in all material respects as of the Closing Date as if made at and as of such date.

          7.2  Covenants.  Buyer shall have performed and satisfied all
               ---------
covenants and conditions required by this Agreement to be performed or satisfied by it in all material respects on or prior to the Closing Date, including, without limitation, approval by Buyer's Board of Directors of the terms and conditions of this Agreement and the other agreements to be entered into in connection with this Agreement.

          7.3  Closing Documents.  All of the documents set forth in Section 2.2
               -----------------
shall have been duly executed and delivered to Seller.

          7.4  Material Errors, Etc.  The  Company shall not have discovered any
               --------------------
material (i) error, misstatement or omission in any of the representations or warranties made by Buyer in this Agreement, or any certificate, schedule, exhibit, statement, report or other document delivered or furnished by Buyer pursuant to this Agreement; or (ii) failure on the part of Buyer to perform or satisfy any covenants or conditions required to be performed or satisfied by Buyer under this Agreement.

          7.5  Absence of Litigation.  No action or proceeding shall have been
               ---------------------
instituted prior to or at the Closing Date before any court or other governmental body, or instituted or threatened by any public authority, the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder or under the other agreements to be entered into in connection with this Agreement, or which could have a Material Adverse Effect on Seller or its properties, Business or prospects, or which seek to enjoin the consummation of the transaction contemplated hereby, or which seek damages from Seller or its officers or directors in a material amount if such transaction is consummated.

          7.6  Close of Escrow; Title Insurance.   Escrow Holder shall be in a
               --------------------------------
condition to close Escrow, and Title Company shall be in a position to issue the Title Policies, all in accordance with Section 5.6 above.

          7.7  Approval of Documentation.  The form and substance of all
              -------------------------
certificates and other documents to be delivered by Buyer and its counsel under this Agreement shall be satisfactory in all reasonable respects to Seller and its counsel.

          7.8  Assumption of Seller's Labor Agreement.  As a condition to
              --------------------------------------
Closing, Buyer or an affiliate of Buyer shall expressly assume or affirm, or indemnify, defend and hold Seller harmless from, Seller's collective bargaining agreements identified on Schedule 3.15 insofar as they apply to the Business or
                         -------------
UGCC. This condition will be excused if each of the Teamster unions which are party to the Master Labor Agreement and Cash & Carry Supplement executes a waiver and release of Seller containing all of the following terms:

          (a) that any obligations of Seller to bargain with the union over the decision or the effects of the transactions contemplated by this Agreement have been fully satisfied;

          (b) that the union releases Seller from further bargaining and all contractual obligations regarding the Cash & Carry Supplement;

          (c) that all grievances, disputes or claims between Seller and the Teamster unions arising under the Cash & Carry Supplement or Master Labor Agreement (including, but not limited to, all grievances, disputes or claims arising out of the transactions contemplated in this Agreement) have been fully and finally resolved or waived; and

          (d) that the collective bargaining agreement and the bargaining relationship between the Teamster unions and Seller regarding the UGCC stores terminate at Closing.

     8.   TERMINATION.
          -----------

          8.1  Termination.  This Agreement may be terminated on or before the
               -----------
Closing Date without liability on the part of any party exercising such right of termination:

               (a) by the mutual consent of Buyer and Seller ;

               (b) by any party hereto because a condition to that party's obligation to consummate the transactions contemplated by this Agreement has not been satisfied or waived and the other party is not in default;

               (c) by any party hereto if there has been a material misrepresentation or breach on the part of the other party of the warranties of such other party as set forth in this Agreement or made pursuant hereto, or if there has been any material failure on the part of the other party to perform its obligations or comply with the covenants under this Agreement.

          8.2  Procedure and Effect of Termination.  In the event of
               -----------------------------------
termination, written notice thereof shall be given to the other party and this Agreement shall terminate without further action by any of the parties hereto. If this Agreement is terminated as provided in Sections 8.1(a) or 8.1(b), no party hereto shall have any liability or further obligations to any other party to this Agreement.

         8.3  Liquidated Damages.  In the event a party terminates this
              ------------------
Agreement pursuant to Section 8.1(c), then that party, so long as such party is not also in breach or default of any obligation, warranty or representation hereunder, in addition to its right of termination, may seek liquidated damages against the other party, as follows:

          (a) IF THIS TRANSACTION DOES NOT CLOSE AS A CONSEQUENCE OF DEFAULT BY BUYER, SELLER SHALL BE ENTITLED TO RECEIVE FROM BUYER THE SUM OF FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT SELLER'S ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IF BUYER DEFAULTS, AND THAT SUCH SUM IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLER WOULD SUFFER. THIS SUM SHALL BE THE AMOUNT THAT SELLER IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES AND SHALL BE SELLER'S SOLE REMEDY. SELLER SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHT, TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION AND THIS WAIVER OF SPECIFIC PERFORMANCE BY SEPARATELY INITIALING THIS
SECTION:

                  Seller:  ___________  Buyer:  ____________

          (b) IF THIS TRANSACTION DOES NOT CLOSE AS A CONSEQUENCE OF DEFAULT BY SELLER, BUYER SHALL BE ENTITLED TO RECEIVE FROM SELLER THE SUM OF FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) AS LIQUIDATED DAMAGES. THE PARTIES AGREE THAT BUYER'S ACTUAL DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IF SELLER DEFAULTS, AND THAT SUCH SUM IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES BUYER WOULD SUFFER. THIS SUM SHALL BE THE AMOUNT THAT BUYER IS ENTITLED TO RECEIVE AS LIQUIDATED DAMAGES AND SHALL BE BUYER'S SOLE REMEDY. BUYER SHALL HAVE NO RIGHT, AND HEREBY WAIVES ALL RIGHT, TO AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION AND THIS WAIVER OF SPECIFIC PERFORMANCE BY SEPARATELY INITIALING THIS
SECTION:

                  Seller:  ___________  Buyer:  ____________


     9.   SURVIVAL AND INDEMNIFICATION.
          ----------------------------

          9.1  Survival of Representations, Warranties and Covenants.  For a
               ------------------------------------------- ---------
period commencing on the Closing Date and ending on the third anniversary thereof, all representations, warranties and agreements made by Buyer and Seller in this Agreement (including statements contained in any schedule, certificate, exhibit, statement, report or other document delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the execution, delivery and performance of this Agreement and any investigations, inspections, examinations, or audits made by or on behalf of the
parties.    Nothing in this Section 9.1 shall affect the obligations and indemnities of the parties with respect to the covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.

          9.2  Indemnification.
               ---------------

          (a) For a period commencing on the Closing Date and ending on the third anniversary thereof, Seller agrees to indemnify Buyer and hold Buyer harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including court costs and reasonable attorneys' fees, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of Seller, (ii) any default or failure of Seller's commitments or obligations under this Agreement, (iii) by reason of any act or omission of Seller which constitutes a breach or default under this Agreement, (iv) any claim for a fee or commission by any broker or finder in connection with this Agreement resulting from Seller's actions, (v) the Excluded Liabilities, or (vi) failure by the parties to comply with the "Bulk Sales" laws in effect in any states applicable to this transaction; provided, however, that, notwithstanding the foregoing, Seller's indemnity obligation with respect to the Excluded Liabilities shall survive through that period commencing on the Closing Date and ending on that date two years following the date that payment or performance of the most remote obligation arising with respect to the Excluded Liabilities, by its terms, becomes due, and provided further, that Seller shall have no obligation to indemnify Buyer from or against any damages, claims, losses, expenses, costs, obligations or liabilities unless and until Buyer has tendered such claim to Buyer's insurance carrier(s), and then only to the extent that the same is not recoverable under any policy of insurance maintained by Buyer. Seller shall reimburse Buyer on demand for any payment made or loss suffered by Buyer at any time after the execution of this Agreement, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates.

          (b) For a period commencing on the Closing Date and ending on the third anniversary thereof, Buyer agrees to indemnify Seller and hold Seller harmless against and in respect of any and all damages, claims, losses, expenses, costs, obligations and liabilities, including court costs and reasonable attorneys' fees, which arise or result from or are incident or related to (i) the inaccuracy of any representation or breach of any warranty of Buyer, (ii) any default or failure of Buyer's commitments or obligations under this Agreement, (iii) by reason of any act or omission of Buyer which constitutes a breach or default under this Agreement, (iv) any claim for a fee or commission by any broker or finder in connection with this Agreement resulting from Buyer's actions, or (v) the Assumed Liabilities, provided, however, that, notwithstanding the foregoing, Buyer's indemnity obligation with respect to the Assumed Liabilities shall survive through that period commencing on the Closing Date and ending on that date two years following the date that payment or performance of the most remote obligation arising with respect to the Assumed Liabilities, by its terms, becomes due, and provided further, that Buyer shall have no obligation to indemnify Seller from or against any damages, claims, losses, expenses, costs, obligations or liabilities unless and until Seller has tendered such claim to Seller's insurance carrier(s), and then only to the extent that the same is not recoverable under any policy of insurance maintained by Seller. Buyer shall reimburse Seller on demand for any payment made or loss suffered by it at any time after the execution of the Agreement, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions, in respect of any damages to which the foregoing indemnity relates.

          (c) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand, or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor thirty (30) days (or such shorter period as required by the contingencies of such claim, demand or other matter involving liabilities to third parties) in which to elect to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); provided that the Indemnitee shall at all times also have the right to fully participate in the defense at its own expense. If the Indemnitor shall, within such thirty (30) day period, fail to defend, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of the Indemnitor. Notwithstanding the foregoing, if the matter might have an effect on the ongoing Business or the Purchased Assets or Buyer's relationship with customers or suppliers, Buyer shall have first right to defend the same on the basis set forth in the preceding sentence. Except as provided above, the Indemnitee shall not compromise or settle the claim or other matter without the written consent of the Indemnitor, such consent not to be unreasonably withheld. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor may reasonably request; provided that any associated expenses shall be paid by the Indemnitor.

          9.3  Limitations Upon Indemnity Claims.  Neither party (the "Liable
               ---------------------------------
Party") shall have any liability to the other (for indemnification or otherwise) for any matters arising under or otherwise with respect to this Agreement or the transactions contemplated hereby until the aggregate of all losses, claims, damages, expenses, costs, obligations and liabilities otherwise payable by the liable party with respect to such matters exceeds $500,000, and then only for the amount by which the aggregate of such losses, claims, damages, expenses, costs, obligations and liabilities exceeds $500,000. This limitation will not apply to (a) any breach of any of the liable party's warranties or representations of which the liable party had actual knowledge at any time prior to the date on which such warranty or representation is made, (b) any breach of contract with or for the benefit of a third party, or (c) any intentional breach by the liable party of any covenant or obligation on its part to be performed hereunder. In no event shall either Buyer or Seller have any liability for indemnification with respect to any representation or warranty, or any covenant or obligation to be performed and complied with hereunder, unless the indemnitee notifies the indemnitor, on or before the expiration of the survival periods specified in Section 9.2(a) or 9.2(b), as the case may be, of the claim, specifying the factual basis of that claim in reasonable detail to the extent then known by the indemnitee.

          9.4  Exclusive Remedy.  Except (i) as provided in Section 8 with
               ----------------
respect to liquidated damages in certain circumstances therein described, and
(ii) for injunctive relief provided in Section 5.5, the rights of indemnification set forth in this Section 9 shall be the exclusive remedy with respect to any claim by any party against any other party with respect to any matter that is otherwise subject to indemnification hereunder.

     10.  MISCELLANEOUS.
          -------------

          10.1 Notices. Whenever the service or the giving of any document or
               -------
consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be effected by delivering the same in writing to such party in person, by Federal Express or other reputable courier, by facsimile, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed received upon personal delivery if delivered personally, by Federal Express or other reputable courier or by facsimile, or four (4) business days after deposit in the mail in the United States, postage prepaid, addressed to the person to receive such notice or communication at the following address:

          If to Seller:     United Grocers, Inc.
                            6433 SE Lake Road
                            Portland, Oregon  97222
                            Attention: Mr. Charles Carlbom
                            Phone: (503) 833-1003
                            Fax: (503) 833-1008

          With a copy  to:  Schwabe, Williamson & Wyatt, P.C.
                            1800 Pacwest Center - Suites 1600-1800
                            1211 S.W. Fifth Avenue
                            Portland, Oregon 97204
                            Attention:  Mark Long, Esq.
                            Phone: (503) 222-9981
                            Fax:   (503) 796-2900

          If to Buyer:      Smart & Final Inc.
                            4700 South Boyle Avenue
                            Los Angeles, CA 90058
                            Attention:  Donald G. Alvarado, Esq.
                            Phone:  (213) 589-9726
                            Fax: (213) 589-0415

          With a copy  to:  Crosby, Heafey, Roach & May
                            700 South Flower Street, Suite 2200
                            Los Angeles, California  90017-4209
                            Attention:  Richard W. Lasater II, Esq.
                            Phone:  (213) 896-8000
                            Fax:    (213) 896-8080

          Each of the parties shall be entitled to specify a different address by giving notice as aforesaid.

          10.2 Entire Agreement.  This Agreement, and the Exhibits and Schedules
               ----------------
attached hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

          10.3 Amendment and Modification.  No supplement, modification, waiver
               --------------------------
or termination of this Agreement shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          10.4 Headings.  The headings of this Agreement are included for
               --------
purposes of reference and convenience only, and shall not define, construe or limit the meaning of any provision of this Agreement.

          10.5 Successors and Assigns.  All of the terms, provisions and
               ----------------------
obligations of this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights or obligations hereunder shall be assigned, pledged, hypothecated or otherwise transferred by a party, in whole or in part, without the prior written consent of the other party, except (i) by operation of law, or (ii) by Buyer to any entity that Buyer controls (provided that such assignment shall not relieve Buyer of its obligations hereunder, if such assignee does not perform such obligations), or (iii) by Seller to any lender of Seller, provided that such assignment only shall be an assignment of Seller's rights to receive payments from Buyer (including the cash, Promissory Note and rights to indemnity from Buyer) pursuant to this Agreement.

          10.6 Governing Law; Venue.  The validity, construction and
               --------------------
interpretation of this Agreement shall be governed by the internal laws of the State of Oregon applicable to contracts made and to be performed wholly within that state.

          10.7 Third Parties.  Nothing in this Agreement, expressed or implied,
               -------------
is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

          10.8 Expenses; Attorneys' Fees.  Each party shall bear the expenses
               -------------------------
(including, without limitation, attorneys' fees) incurred by it in connection with the negotiation, execution and delivery of this Agreement and the agreements contemplated by this Agreement. In the event any party takes legal action (including arbitration or mediation) to enforce any of the terms of this Agreement, the party who is determined to be the prevailing party shall be entitled to recover its reasonable expenses, including attorneys' fees for pretrial investigation, at trial, and on appeal, incurred in such action.

          10.9 Arbitration; Mediation.  Any dispute, claim or controversy
               ----------------------
concerning, arising out of, or relating to this Agreement (including, without limitation, any such dispute, claim or controversy concerning, arising out of, or relating to the making, performance or interpretation hereof) shall first be mediated by the parties. If the dispute, claim or controversy is not settled by way of mediation, the parties shall submit the same to binding arbitration in Portland, Oregon, in accordance with ORS 36.300-36.365, and judgment or decree on the arbitration award or the decision of the arbitrator(s) may be entered in any court of competent jurisdiction. THE PARTIES UNDERSTAND, ACKNOWLEDGE AND AGREE THAT THEY ARE HEREBY WAIVING THEIR RESPECTIVE RIGHTS TO A JURY TRIAL BY AGREEING TO SUBMIT ANY AND ALL DISPUTES TO FINAL AND BINDING ARBITRATION.

          10.10  Counterparts.  This Agreement may  be executed in counterparts,
                 ------------
each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

          10.11  Severable Provisions.  If any of the provisions of this
                 --------------------
Agreement are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to be the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenants set forth in Section 5.5(e)(ii) above, each of the subsections thereof shall be considered a separate covenant such that if the geographic scope of any such subsections shall be determined by a court of competent jurisdiction to be excessive and invalid, such subsections shall be severed and the remaining subsections shall be deemed enforceable and remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              UNITED GROCERS, INC., an
                              Oregon business corporation
                              ("Seller")


                              By: /s/ Charles S. Carlbom
                                  -----------------------
                                Its President



                              SMART & FINAL INC.,
                              a Delaware corporation
                              ("Buyer")


                              By: /s/ Robert J. Emmons
                                  ---------------------
                                Its President

                              By: /s/ Martin A. Lynch
                                  --------------------
                                Its Vice President

                                    EXHIBITS
                                    --------


            A -   License Agreement

            B -   Promissory Note

            C -   Bill of Sale

            D -   Assignment and Assumption of Leases

            E -   Bargain and Sale Deed

            F - Assignment and Assumption of Rights, Contracts, Warranties and Documents

            G -   Landlord's Consent and Estoppel Certificate

            H -   Lender's Consent

                                   SCHEDULES
                                   ---------


Schedule No.                  Description
------------                  -----------

1.1(b)                   Accounts Receivable; Bad Debt Reserves

1.1(d)                   Real Property Leases

1.1(e)                   Owned Properties

1.1(h)                   Trade Names and Trademarks

1.1(i)                   Contracts, Agreements, Orders, Leases, Licenses and
                         Arrangements

1.2(k)                   Excluded Assets

3.5                      Trial Balance Sheet as of May 1, 1998

3.6                      Material or Significant Changes in Financial Position

3.9                      Prepaid Items, Accounts Payable and Accrued Expenses

3.11                     Employees

3.12(d)                  Service Contracts

3.13A                    List of Tangible Personal Property

3.13B                    Personal Property Leases

3.14                     Intangible Property

3.15                     Other Agreements

3.17                     Litigation Affecting Seller

3.19                     Licenses and Permits

3.20                     Employee Benefit Plans

4.5                      Litigation Affecting Buyer